Exhibit 10.118

PLEDGE OF PROCEEDS AND SECURITY AGREEMENT

THIS PLEDGE OF PROCEEDS AND SECURITY AGREEMENT, dated August 19, 2003, is made and executed by and between HORIZON GROUP PROPERTIES, L.P. , a Delaware limited partnership  (“Pledgor”), and BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Bank has made a loan (the “Loan”), in the maximum principal amount of $7,000,000.00 to Monroe Outlet Center, L.L.C. (the “Borrower”), which is an affiliate of Pledgor;

WHEREAS, Pledgor is the record and beneficial owner of the membership interests described in Schedule I attached hereto (the “Membership Interests”) in Laughlin Holdings, LLC, a Delaware limited liability company (“Holdings”), which is affiliated with the Borrower, and which is the owner of 100% of the Membership Interests in Laughlin Outlet Center, LLC, a Delaware limited liability company (“Laughlin”), which is also affiliated with the Borrower.

WHEREAS, the Borrower has requested that the Bank release its liens and security interests encumbering certain of the collateral for the Loan to enable the Borrower to sell such collateral to be so released.

WHEREAS, as security for all of the obligations of the Borrower in regard to the Loan and as a condition to the Bank’s willingness to release its liens and security interests as they encumber the portion of the collateral for the Loan to be so sold by the Borrower, the Bank is requiring that the Pledgor executes and delivers this Agreement to the Bank and grants to the Bank the security interests contemplated hereby, and the Pledgor has agreed to do so.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged, and in order to induce the Bank to release its liens and security interests as they encumber the portion of the collateral for the loan to be so sold by the Borrower, the parties hereto hereby agree as follows:

1.             Definitions.  Unless otherwise defined herein, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Account” shall have the meaning assigned to such term in Section 6(b) hereof.

“Act” shall have the meaning assigned to such term in Section 7(d) hereof.

“Agreement” shall mean this Pledge of Proceeds and Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Bankruptcy Code” shall mean Title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Texas Uniform Commercial Code-Secured Transactions.

“Event of Default” shall have the meaning assigned to such term in those certain Commercial Mortgages, each dated July 10, 2002, each executed by Borrower for the benefit of the Bank, as security for the Loan and which have been recorded, respectively, in Liber 2254, beginning at Page 83 in the Register of Deeds of Monroe County, Michigan and in Liber 3457, beginning at Page 506 in the Register of Deeds of Muskegan County, Michigan (the “Mortgages”), and shall also mean any failure by the Pledgor to comply with any of the terms of this Agreement if such failure remains uncured upon the expiration of ten (10) days following the date written notice of such failure is provided by the Bank to the Pledgor .

“Membership Interest” shall have the meaning assigned to such term in the second  “Whereas” clause.

“Organizational Agreements” shall have the meaning assigned to such term in Section 4(c) hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Proceeds” shall mean all amounts, distributions, cash, instruments, securities and other property paid and/or distributed to or which from time to time are payable and/or distributable to Pledgor as a result of its ownership of the Membership Interest and which arise from the encumbrance, sale or other disposition of, or other capital transaction (as opposed to operations) relating to,  all or any part of the property owned by Laughlin, including, without limitation, the real property described on Exhibit “A” attached hereto, the improvements thereon and personal property (both tangible and intangible) relating thereto (collectively, the “Property”), and/or the membership interests in Laughlin owned by Holdings, as well as all amounts, distributions, cash, instruments, securities and other property from time to time payable to Pledgor in consideration for any sale, transfer, assignment or encumbrance by Pledgor of all or any part of the Membership Interest (consent to any such sale, transfer, assignment or encumbrance not granted or implied hereby).

“Secured Obligations” shall have the meaning assigned to such term in Section 3 hereof.

2.             Pledge.  Pledgor hereby collaterally assigns, pledges and grants to the Bank a first priority pledge of and security interest in the Proceeds, as they exist from time to time  (collectively, the “Pledged Collateral”).

3.             Security for Obligations.  This Agreement secures, and the Pledged Collateral is security for, the prompt payment and performance in full of all of the obligations of the Borrower and Pledgor in regard to the Loan and under the Loan Documents, as such term is defined in the Mortgages (collectively, the “Secured Obligations”).

4.             Representations and Warranties.  Pledgor represents and warrants to the Bank that:

(a)           Pledgor is the sole holder of record and the sole beneficial owner of the Membership Interest and the Pledged Collateral,  free and clear of any lien or security interest thereon or affecting the title thereto except for the security interest created by this Agreement. Holdings is the sole owner of record and the sole beneficial owner of all membership interests in Laughlin, free and clear of any lien or security interest thereon or affecting the title thereto.  There are no other owners of any ownership or membership interest in Laughlin.

(b)           Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit, grant a security interest in and set over the Pledged Collateral to the Bank, as provided herein.

(c)           True, correct and complete copies of (1) the Amended and Restated Limited Liability Company Agreement by which Laughlin was formed and is governed, and (2) the Limited Liability Company Agreement by which Holdings was formed and is governed, including all currently existing amendments to either thereof (collectively, the “Organizational Agreements”) are attached hereto as Exhibit “B” and the Organizational Agreements have not been amended, modified or terminated except pursuant to the documents so attached hereto as part of Exhibit “B”.

(d)           Neither the Membership Interests nor the membership interests in Laughlin have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(e)           No consent, approval, authorization or other order of any person or entity (including, without limitation,  any party to any contract with Laughlin or Holdings or which relates to any of the property owned by Laughlin or Holdings) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body not already obtained or given is required either (i) for the pledge (and grant of a security interest) by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor , or (ii) for the exercise by the Bank, for its benefit, of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

(f)            With respect to the Pledged Collateral, the grant of the pledge and security interest provided in this Agreement, creates a valid pledge and a valid first priority, and the only, perfected security interest in the Pledged Collateral, and the proceeds thereof, securing the payment of the Secured Obligations.

(g)           The Membership Interests are accurately described on Schedule I attached hereto.

(h)           The pledging of and granting of a security interest in the Pledged Collateral will not constitute any default under any Organizational Agreement or any other agreement binding upon Laughlin, Holdings or Pledgor.

(i)            This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms.

(j)            Laughlin is the owner of the property described on Exhibit “AB” attached hereto.  Attached hereto as Exhibit “C” are true, correct and complete copies of the most recent financial statements of Holdings and Laughlin and Pledgor has no actual knowledge that either such financial statement does not accurately reflect in all material respects the current financial condition of Laughlin.

The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

5.             Covenants.  Pledgor covenants and agrees that until all of the Secured Obligations have been satisfied in full (the “Termination Date”):

(a)           Without the prior written consent of the Bank, which may be granted or withheld at the sole discretion of the Bank, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber the Membership Interests and/or any other part of or interest in the Pledged Collateral or any unpaid distributions or other payments with respect thereto or grant a lien or security interest on any thereof.

(b)           Pledgor will not consent to or approve any amendment, modification or termination of any Organizational Agreement without the prior written consent of the Bank, which may be granted or withheld at the sole discretion of the Bank.  Without limiting the generality of the foregoing, Pledgor will not cause or approve a change in the priority, timing, amount, allocation or manner of distributions to the members of Laughlin or to the members in Holdings, in any case without the prior written consent of the Bank, which may be granted or withheld at the sole discretion of the Bank.

(c)           Pledgor will, at Pledgor’s expense, promptly execute, acknowledge and deliver all such documents and instruments (including, but not limited to, financing statements) and take all such actions as the Bank from time to time may request in order to ensure to the Bank the benefits of the pledge of and security interest in and to the Pledged Collateral intended to be created by this Agreement.

(d)           Pledgor agrees to pay, or cause to be paid, any and all fees, taxes and reasonable expenses applicable to the Pledged Collateral, the Account, the collateral assignment of the Pledged Collateral to the Bank and the application thereof to the Secured Obligations.

(e)           Pledgor will defend the title to the Pledged Collateral and the Account and the pledge thereof and the security interest of the Bank therein against the claims of all persons and entities and will maintain and preserve such pledge and security interest until all of the Secured Obligations have been paid and performed in full.

(f)            Pledgor will cause each of Holdings and Laughlin to (i) preserve and keep in full force and effect its existence, rights, franchises and trade names, and all licenses and permits necessary for the operation of the business of Laughlin, (ii) fully and timely pay and perform all obligations of Holdings and Laughlin and (iii) maintain and operate all properties owned by Laughlin in a first class manner and condition.

(g)           Pledgor will cause Holdings and Laughlin to maintain full and accurate books of account and other records reflecting the results of their respective operations and will furnish or cause to be furnished to the Bank, on or before 90 days following the end of each calendar year:  (i) annual balance sheet and profit and loss statements with respect to Holdings and Laughlin prepared in accordance with generally accepted accounting principles consistently applied and, if required by the Bank following the occurrence and during the continuance of an Event of Default, certified by one or more independent certified public accountants acceptable to the Bank,  and (ii) all other financial information and reports with respect to Holdings and/or Laughlin which the Bank may reasonably request, including, without limitation, copies of the most recent federal income tax returns of Holdings, Laughlin and the Pledgor.  All of the above-referenced financial statements shall be in such detail as the Bank may reasonably require and shall be certified by the subjects thereof as being true, correct and complete for the period covered thereby.  At any time, and from time to time, Pledgor shall deliver to the Bank such other financial statements and data as the Bank shall reasonably request with respect to Pledgor, Holdings and/or Laughlin.

(h)           Pledgor shall cause Holdings and Laughlin to timely comply with, and Pledgor shall promptly furnish to the Bank true and complete copies of, any official notice or claim by any governmental authority against Holdings and Laughlin or any of the assets or property of Holdings or Lauglin.  Pledgor shall promptly notify the Bank of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting Holdings or Laughlin or any of the assets or property of Holdings or Laughlin.

(i)            Pledgor shall promptly notify the Bank if Pledgor learns of the occurrence of (a) any event which constitutes an Event of Default, together with a detailed statement by Pledgor of the steps being taken to cure such Event of Default, or (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of Pledgor, Holdings or Laughlin or which is secured by a lien or security interest encumbering any of the property of Pledgor, Holdings or Laughlin with respect to a claimed default, together with a detailed statement by the Pledgor specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Pledgor, Holdings and/or Laughlin is/are taking or proposes to take with respect thereto, or (c) any legal, judicial or regulatory proceedings affecting Pledgor, Holdings and/or Laughlin in which the amount involved is material and is not covered by insurance, or which, if adversely determined, would have a material adverse effect upon Pledgor, Holdings and/or Laughlin, or (d) any other event or condition having a material adverse effect on Pledgor, Holdings or Laughlin.

(j)            Within thirty (30) days following Pledgor’s receipt of a request from the Bank, Pledgor will furnish or cause to be furnished to the Bank certificates of compliance signed by Pledgor (i) stating that a review of the activities of Pledgor, Holdings and Laughlin has been made to determine whether Pledgor, Holdings and/or Laughlin has/have fulfilled all of their obligations under this Agreement and the documents which evidence, secure and/or otherwise relate to any of the Secured Obligations; (ii) stating whether Pledgor, Holdings and Laughlin have fulfilled all of their obligations under this Agreement and any such other documents described in (i) above and whether all representations made herein and therein continue to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default shall have occurred, specifying the Event of Default and the nature and status thereof; (iii) to the extent requested from time to time by the Bank, specifically affirming compliance by Pledgor, Holdings and/or Laughlin with any of their representations or obligations under this Agreement and/or any of the documents described in (i) above; and (iv) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

(k)           Pledgor will not (x) allow Laughlin to (i) enter into any contract or agreement relating to any sale or other disposition of, or encumbrance of, any portion of the Property, or (ii) effect any sale or other disposition of or encumbrance of, any portion of the Property or (y) enter into any contract or agreement relating to the sale or other disposition of, or encumbrance of, any of the Membership Interest or any other Pledged Collateral or effect any sale or other disposition of, or encumbrance of, any of the Membership Interest or any other Pledged Collateral without in each case the prior written consent of the Bank, which consent will not be unreasonably withheld provided the transaction in question is to be entered into with unrelated third parties, in good faith, and on fair market terms.

(l)            Pledgor will not allow Holdings to enter into any contract or agreement relating to the sale or other disposition of, or encumbrance of, any of the membership interest in Laughlin or effect any sale or other disposition of, or encumbrance of, any of the membership interest in Laughlin without in each case the prior written consent of the Bank, which consent may be granted or withheld in the sole discretion of the Bank.

(m)          At such time as any Proceeds are available to be paid and/or distributed to Pledgor, to immediately so notify the Bank in writing and to immediately cause all such Proceeds to be paid to and deposited in the Account.  Pledgor will not take or fail to take any action that would hinder or delay the payment or distribution of any Proceeds to Pledgor.

6.             Pledgor’s Rights.  As long as no Event of Default or event or condition which, with the giving of notice, the passage of time, or both, could mature into an Event of Default shall have occurred and be continuing:

(a)           Subject to any limitations imposed by any document or instrument binding on Pledgor or Laughlin, Pledgor shall have the right, from time to time, to vote and give consents with respect to the Membership Interest or any part thereof for all purposes not inconsistent with the provisions hereof or of any other Loan Document; provided, however, that, except as expressly provided in this Agreement, no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Bank in respect of the Pledged Collateral or the value of the Pledged Collateral or which would authorize or effect (i) the dissolution or liquidation, in whole or in part, of Holdings or Laughlin, (ii) the consolidation or merger of Holdings or Laughlin with any other entity, (iii) the sale, lease, assignment, disposition, transfer, distribution or encumbrance of any material asset or property of Holdings or Laughlin without the prior written consent of the Bank, which consent may be granted or withheld at the sole discretion of the Bank, or (iv) the alteration of the voting rights with respect to Pledged Collateral or any voting rights of Holdings in regard to Laughlin or (v) any violation of any agreement binding on Pledgor, Holdings or Laughlin; and

(b)           All Proceeds of any kind, whether in cash or otherwise, in respect of the Membership Interest, whenever paid or made, shall be delivered by Pledgor to the Bank to be deposited in an interest bearing account (the “Account”) maintained by the Bank or, at the option of the Bank, at another federally insured financial institution selected by Pledgor and which is acceptable to the Bank (and which provides to the Bank such agreements as the Bank may require in regard to the Account and the pledge and granting of a security interest to the Bank of all interests of Pledgor in the Account)  and held as Pledged Collateral as security for the Secured Obligations and shall, if received by Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of Pledgor , and be immediately delivered to the Bank to be placed in the Account as Pledged Collateral in the same form as so received (with any necessary endorsement).  All sums on deposit in the Account shall be held as additional security for the payment and performance of the Secured Obligations.  Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the immediate right to demand and receive, use, apply or offset the whole or any part of such funds on deposit in the Account in such manner as the Bank may determine, including, without limitation, to the extent required for the payment of any sums then due and payable in connection with the Secured Obligations or for any sum which the Bank may expend or may be required to expend by reason of such Event of Default.  If all of the Secured Obligations shall be paid and performed in full, then any funds then being held in the Account shall be returned to Pledgor.  Pledgor hereby agrees to provide written notice of the date and amount of any distributions or other payments made in regard to the Membership Interests, with such notice to be provided as provided in Section k above and in any event prior to Pledgor’s receipt of any such distribution or other payment.

7.             Defaults and Remedies.

(a)           Upon the occurrence and during the continuation of an Event of Default, the Bank (personally or through an agent) is hereby authorized and empowered to collect and directly receive and deposit in the Account all cash and other distributions made with respect to the Pledged Collateral, and to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Bank was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing the Bank as the attorney-in-fact of Pledgor, with full power of substitution to do so; provided, however, the Bank shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Bank’s place of business, or at any public building in Collin County, Texas or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Bank may deem fair, and the Bank may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption.  Each sale shall be made to the highest bidder, but the Bank reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Bank.

(b)           If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Bank, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Bank may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to the Pledgor.

(c)           In the event of any sales of Pledged Collateral hereunder the Bank shall, after deducting all reasonable costs or expenses of every kind (including reasonable attorneys’ fees and disbursements) for collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in such order and amount as the Bank may elect, returning the surplus, if any, to Pledgor .

(d)           If, at any time when the Bank shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the “Act”), the Bank may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Bank may deem necessary or advisable, but subject to the other requirements of this Section 7, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Bank in its discretion (a) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof.  In addition to a private sale as provided above in this Section 7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 7, then the Bank shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the issuer of the Pledged Collateral and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Bank may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(e)           Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in Section 7(d), the Bank may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law).  Pledgor, however, recognizes that the Bank may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof.  Pledgor also acknowledges that any such private sale (conducted in a commercially reasonable manner for private sales) may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Bank shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor or the issuer of the Pledged Collateral would agree to do so.

(f)            Pledgor agrees that following the occurrence and during the continuance of an Event of Default, Pledgor will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent Pledgor lawfully may do so.  Pledgor agrees that Pledgor will not interfere with any right, power and remedy of the Bank provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers, or remedies.  No failure or delay on the part of the Bank to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by the Bank with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Bank’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(g)           Pledgor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 7 shall be specifically enforceable against Pledgor , and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the Documents evidencing, securing or relating thereto.

8.             Application of Proceeds.  Any cash held by the Bank as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by the Bank as follows:

(a)           First, to the payment of the Bank’s reasonable costs and expenses of such sale, including reasonable attorneys’ fees, and all expenses, liabilities and advances made or incurred by the Bank in connection therewith;

(b)           Next, to the payment of the other Secured Obligations in such order and amounts as the Bank may elect in its sole discretion; and

(c)           Finally, after payment in full of all Secured Obligations, to the payment to Pledgor, or Pledgor’s legal representatives, successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

9.             Waiver.  No delay on the Bank’s part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by the Bank with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Bank’s right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Bank’s rights as against Pledgor in any respect.

10.           Termination.  Immediately following the full payment and discharge of the Loan and all obligations of Pledgor under this Agreement, the Bank shall deliver to Pledgor (without recourse, warranty or representation of any kind) a release of the Pledged Collateral, and, except as otherwise provided herein, all of Pledgor’s obligations hereunder shall at such time terminate.

11.           Lien Absolute.  All rights of the Bank hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of any agreement or instrument relating to, governing or evidencing any of the Secured Obligations;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any agreement or instrument governing or evidencing any of the Secured Obligations;

(c)           any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(d)           any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

12.           Release.  Pledgor consents and agrees that the Bank may at any time, and from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations, and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, which is now or may hereafter be held by the Bank in connection with all or any of the Secured Obligations, all in such manner and upon such terms as the

Bank may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound under this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may at any time exceed the aggregate amount thereof set forth in any agreement governing any of the Secured Obligations.  Except as otherwise provided herein or in the documents which evidence, secure or otherwise relate to any of the Secured Obligations, Pledgor hereby waives notice of acceptance of this Agreement, and also waives presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor.  No act or omission of any kind on the Bank’s part shall in any event affect or impair this Agreement.

13.           Indemnification.  Pledgor agrees to indemnify and hold the Bank harmless from and against any liabilities, claims and damages, including reasonable attorney’s fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank, in good faith, in respect of any transaction effected under this Agreement or in connection with the security interest provided for herein, including, without limitation, any taxes payable in connection with any of the Pledged Collateral as provided herein (collectively “Indemnified Claims”).  Whether or not the transactions contemplated by this Agreement shall be consummated, Pledgor agrees to pay to the Bank all reasonable costs and expenses incurred by the Bank in connection with this Agreement and all reasonable fees, expenses and disbursements incurred by the Bank in connection with the execution and delivery of this Agreement and the performance by the Bank of the provisions of this Agreement and of any transactions effected in connection with this Agreement.  The obligations of Pledgor under this Section 13 shall survive the termination of this Agreement.  The foregoing notwithstanding, the indemnity provided for herein shall not apply to any Indemnified Claim of the Bank if a court of competent jurisdiction determines that such Indemnified Claim is the result of the gross negligence or willful misconduct of the Bank.  PLEDGOR ACKNOWLEDGES THAT THE INDEMNITY FOR WHICH PROVISION IS MADE HEREIN APPLIES TO, WITHOUT LIMITATION, CLAIMS ARISING IN WHOLE OR IN PART FROM THE NEGLIGENCE OF THE BANK.

14.           Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, and, in any such case, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.           Miscellaneous.

(a)           The Bank may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b)           Pledgor agrees to promptly reimburse the Bank for all expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Bank in connection with the drafting, negotiation, administration and/or enforcement of this Agreement.

(c)           Neither the Bank nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

(d)           This Agreement shall be binding upon Pledgor and Pledgor’s legal representatives, successors and assigns, and shall inure to the benefit of, and be enforceable by, the Bank and its successors and assigns (provided, however, Pledgor may not assign or delegate any rights or duties hereunder, without the prior written consent of the Bank, which may be granted or withheld at the sole discretion of the Bank).  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Bank and Pledgor.

16.           Severability.  If for any reason any provision or provisions hereof are determined by a court of competent jurisdiction to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

17.           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed as follows:

(a)           If to the Bank, at:

Beal Bank, S.S.B.

6000 Legacy Drive, 4 East

Plano, Texas 75024

Attn:  Mr. William T. Saurenmann

(b)           If to Pledgor , at its address specified in Schedule I attached hereto.

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Each such notice, request or other communication shall be effective (i) if given by mail, two (2) business days after such communication is deposited in the mail, certified mail return receipt requested, addressed as aforesaid, or (ii) if given by any other means, when delivered at the addresses specified in this Section 17.

18.           Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

19.           Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, be and constitute one and the same agreement.

20.           Sale of Part of the Membership Interests in Laughlin.  Provided no Event of Default and no event or condition which, with the giving of notice, the passage of time, or both, could mature into an Event of Default exists, and provided the Bank hereafter approves of the terms of the sale of up to one-half (2) of the membership interests in Laughlin which you have advised the Bank Holdings is attempting to sell and provided the proceeds from such sale are used to pay a loan obtained by Horizon Huntley, LLC and Horizon Huntley Finance, LLC, affiliates of Pledgor, to finance their purchase of their partnership interests in Huntley Development Limited Partnership, an affiliate of Pledgor, the Bank will not require that any of such proceeds from the sale of such one-half (2) of the membership interests in Laughlin remain subject to the Bank’s pledge and security interest hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge of Ownership Interests and Security Agreement to be duly executed as of the date first written above.

PLEDGOR:

HORIZON GROUP PROPERTIES, L.P.,
a Delaware limited partnership
By:	Horizon Group Properties, Inc.,
General Partner

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

BEAL BANK, S.S.B.

By:
	Name:	William T. Saurenmann
	Title:	Senior Vice President

SCHEDULE I

TO

THE PLEDGE OF PROCEEDS AND SECURITY AGREEMENT

Attached to and forming a part of that certain Pledge of Ownership Interests and Security Agreement among HORIZON GROUP PROPERTIES, L.P. and BEAL BANK, S.S.B.

Address of Pledgor	Membership Interest in Holdings

99.9% Membership Interest
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601

EXHIBIT “B”

Organizational Agreements

EXHIBIT “A”

Property Owned by Laughlin

EXHIBIT “C”

Current Financial Statement of Laughlin and Holdings